SHARE EXCHANGE AGREEMENT

By and Among

TEXAS GULF ENERGY, INCORPORATED

CORPORATE STRATEGIES, LLC

and

TEXAS GULF OIL & GAS, INC.

Effective as of August 31, 2012

TABLE OF CONTENTS

1.	RECITALS		1

2.	DEFINITIONS		1

3.	EXCHANGE OF CONTROL SHARES, PARENT COMMON STOCK AND COVENANTS		1
	3.1	Exchange Deliveries	1
	3.2	Closing Date	2
	3.3	Other Agreements.	2

4.	REPRESENTATIONS AND WARRANTIES OF THE PARENT		3
	4.1	Organization and Standing	3
	4.2	Authority and Capacity; Binding Obligation	3
	4.3	Company Subsidiaries	4
	4.4	Capitalization of the Company	4
	4.5	Title to the Control Shares	4
	4.6	Company Real Property and Assets	4
	4.7	Litigation	4
	4.8	No Brokers	4
	4.9	Company Authorization	5
	4.10	Bank Accounts	5
	4.11	Payroll	5
	4.12	Accounts Payable	5
	4.13	Company Expenses	5
	4.14	Company Preferred Stock	5

5.	REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER		5
	5.1	Authority and Capacity; Binding Obligation	5
	5.2	Consents and Approvals	6
	5.3	No Knowledge of the Parent's Breach	6
	5.4	No Registration; Rule 144	6
	5.5	No Public Market	6
	5.6	Investment Experience	6
	5.7	Status of Acquirer	7
	5.8	Acquisition for Investment	7
	5.9	No General Solicitation	7

6.	ADDITIONAL UNDERTAKINGS AND COVENANTS		7
	6.1	Mutual Covenants	7
	6.2	Acquirer Covenants	8

7.	ADDITIONAL CLOSING ITEMS		8
	7.1	Deliveries by the Parent	8

8.	SURVIVAL		8

9.	TERMINATION		9
	9.1	Termination	9
	9.2	Effect of Termination	9

10.	INDEMNIFICATION.		9
	10.1	Indemnification by the Parent	9
	10.2	Indemnification by the Company	9

11.	MISCELLANEOUS		9
	11.1	Notices	9
	11.2	Amendment; Waivers	11
	11.3	Successors and Assigns	11
	11.4	Schedules; Exhibits	11
	11.5	Entire Agreement	11
	11.6	Governing Law	11
	11.7	Counterparts; Effectiveness	12
	11.8	Table of Contents; Captions; Interpretations	12
	11.9	Severability	12
	11.10	Specific Performance	12
	11.11	Expenses	12
	11.12	No Brokers	12
	11.13	Limitation on Benefits	13
	11.14	Binding Effect	13
	11.15	Representation by Counsel	13
	11.16	Counsel Waiver	13

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) effective as of August 31, 2012 (the “Effective Date”) by and among TEXAS GULF ENERGY, INCORPORATED, a Nevada corporation (the “Parent”), CORPORATE STRATEGIES, LLC, a Texas limited liability company (the “Acquirer”) and TEXAS GULF OIL & GAS, INC., a Nevada corporation (the “Company”). Parent, Acquirer and the Company are each individually referred to herein as a “Party” and collectively referred to herein as the “Parties”.

RECITALS:

WHEREAS, the Company is a wholly-owned subsidiary of the Parent; and

WHEREAS, the Parent has decided to restructure its business to focus on its core competencies in construction and fabrication and has decided to spin-off the Company pursuant to the Parent’s determination that the operations of the Company are non-core to the business of the Parent going forward; and

WHEREAS, the Acquirer desires to acquire from the Parent ninety-one percent (91% or 91,000 shares) of the issued and outstanding shares (the “Control Shares”) of common stock, $0.001 par value per share of the Company (“Common Stock”), in exchange for Six Million (6,000,000) shares of the Parent’s common stock, par value $0.00001 per share (“Parent Common Stock”), from the Acquirer, and subject to the terms, covenants and conditions hereinafter set forth; and

WHEREAS, the Parties intend for this transaction to constitute a tax-free reorganization pursuant to the provisions of the Internal Revenue Code of 1986, as amended.

AGREEMENT:

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties agree as follows:

1. RECITALS

The Parties hereby adopt the above Recitals as being true and correct and such Recitals are hereby incorporated into this Agreement.

2. DEFINITIONS

For all purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings set forth in Exhibit A to this Agreement, except as otherwise expressly provided. All definitions are to be equally applicable to both the singular and plural forms of the terms defined.

3. EXCHANGE OF CONTROL SHARES, PARENT COMMON STOCK AND COVENANTS

3.1	Exchange Deliveries

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3.1.1	Parent Delivery of Control Shares. At the Closing, by executing this Agreement, the Parent hereby (a) assigns, transfers and delivers to the Acquirer, free and clear of all liens, pledges and encumbrances, charges or known Claims of any kind, nature, or description, the Control Shares, constituting ninety-one percent (91% or 91,000 shares) of the issued and outstanding shares of Common Stock, including voting power, of the Company and (b) forever releases and discharges any and all amounts previously advanced by the Parent to the Company. At the Closing the Parent shall deliver any and all stock certificates evidencing the Control Shares to the Acquirer. In addition, the Parent shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged and delivered) all instruments to effect the foregoing, as directed by the Acquirer.

3.1.2	Acquirer Exchange of Parent Common Stock. In exchange for the delivery and transfer of the Control Shares by the Parent to the Acquirer as set forth in Section 3.1.1 above, the Acquirer shall effect the transfer to the Parent of an aggregate amount of Six Million (6,000,000) shares of Parent Common Stock (the “Acquirer Shares”), such shares free and clear of all liens, pledges and encumbrances, charges, or known Claims of any kind, nature, or description. The Parties agree and acknowledge that the Acquirer Shares shall consist of (a) 2,400,000 shares of Parent Common Stock beneficially owned by the Acquirer which shall be delivered to the Parent within five (5) business days of the Closing Date, and (b) 3,600,000 shares of Parent Common Stock that are owed by the Parent to the Acquirer as incentive shares, which shall be retained by the Parent. In addition, the Acquirer shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged and delivered) all instruments to evidence the transfer of the Acquirer Shares from the Acquirer to the Parent to effect the foregoing, as directed by the Parent.

3.2	Closing Date

The Closing shall be held on September 6, 2012 (the “Closing Date”), at the corporate offices of the Parent at 10:00 am Central Standard Time.

3.3	Other Agreements.

3.3.1	Payroll, Accounts Payable of the Company. The Parent shall be responsible for, and satisfy, any and all payroll, expenses and/or accounts payable obligations of the Company up to the Effective Date.

3.3.2	Accounts Receivable of the Company. The Parties hereby acknowledge and agree that all of the Company’s accounts receivable shall be retained by the Company after the Effective Date and that any payments which are due to the Company and made after the Effective Date to the Parent shall be promptly forwarded to the Company.

3.3.3	Exclusive Name Rights. The Parties hereby acknowledge and agree that the Acquirer has exclusive rights to the name “TEXAS GULF OIL & GAS, INC.” and that Parent shall not have any right to use said name. The Parent shall execute all documents required and prepared by the Acquirer necessary to effect the foregoing.

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3.3.4	Release of Compensation. Timothy J. Connolly (“Connolly”) shall release the Company from its obligation to compensate Connolly (the “Employment Payment”) under Section 1.2 of that certain Employment Agreement by and between Connolly and the Company dated January 27, 2012 (the “Employment Agreement”), and shall release the Parent and International Plant Services, L.L.C. from their obligations to guarantee the Employment Payment (such releases, the “Releases”). The value of the Employment Payment is approximately $211,700.00, constituting compensation owed, and to be owed, to Connolly under Section 1.2 of the Employment Agreement from September 1, 2012 through January 27, 2015 (29 months), consisting of the monthly base compensation of $6,500.00 and a monthly $800.00 vehicle allowance. The Releases shall not become effective until, and not before, all amounts owed to Connolly under the Employment Agreement from January 27, 2012 though August 31, 2012 have been delivered to Connolly with receipt thereof acknowledged by Connolly in writing.

4.	REPRESENTATIONS AND WARRANTIES OF THE PARENT

Except as disclosed to the Acquirer in the Schedules to this Section 4 (it being understood that a disclosure against a specific representation or warranty shall be deemed a disclosure against any other representation or warranty to which such disclosure may relate in this Section 4 to the extent it is reasonably apparent from the nature of the disclosure that such information is relevant to such other section or subsection), the Parent represents and warrants to the Acquirer, as of the Effective Date or at such time as is otherwise specified in this Section 4, as follows:

4.1	Organization and Standing

4.1.1	The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted.

4.2	Authority and Capacity; Binding Obligation

4.2.1	The execution, delivery and performance by the Parent of this Agreement and all other documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Parent of the transactions contemplated hereby and thereby, have been duly authorized by the Parent (with such authorization in full force and effect), and do not and will not:

(a)	conflict with or violate any provision of its Formation Documents or Bylaws; or

(b)	conflict with, or result in any breach of, or constitute a default under, any agreement to which the Parent is a party or by which the Parent is bound, except to the extent that such conflict, breach or default would not prevent, materially delay or materially impede the ability of the Parent to consummate the transactions contemplated by this Agreement.

4.2.2	No other corporate action is necessary for the Parent to enter into this Agreement and any other documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby. The Parent has all requisite corporate power and authority to execute, deliver and perform this Agreement and each of the instruments, documents, and agreements contemplated herein to be executed and delivered by the Parent pursuant to this Agreement.

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4.2.3	This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effects of general equitable principles.

4.3	Company Subsidiaries

The Company has no subsidiaries.

4.4	Capitalization of the Company

The capitalization of the Company consists of 600,000 authorized shares of Common Stock, of which 100,000 shares are issued and outstanding. The Parent owns one hundred percent (100%) of the 100,000 issued and outstanding shares of Common Stock.

4.5	Title to the Control Shares

The Parent is the lawful owner of the Control Shares. The Parent has good, valid and marketable title, free and clear of all Encumbrances, to the Control Shares, with full right and lawful authority to sell and transfer the Control Shares to the Acquirer pursuant to this Agreement.

4.6	Company Real Property and Assets

The Company does not own any real property. Among the Assets of the Company are certain interests in oil and gas leases.

4.7	Litigation

There is no Claim pending or, to the Knowledge of the Parent, threatened in writing against the Company or its officers or directors. There are no orders, judgments, injunctions, awards, decrees or writs of any applicable authority against or involving the Company, any Assets of the Company, its business or any of its current or former officers, directors, employees or independent contractors, or the transactions contemplated by this Agreement. There is no Claim pending or, to the Knowledge of the Parent, threatened in writing against the Parent which would prevent or materially adversely affect the ability of the Parent to consummate the transactions contemplated by this Agreement.

4.8	No Brokers

4.8.1	No broker, investment banker, financial advisor or other person the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement (the “Transactions”) or service related thereto.

4.8.2	No valid Claim against the Company or, to the knowledge of the Company, against the Acquirer exists or will exist for payment of any “topping”, “break-up”, “bust-up” or “termination” fee or any similar compensation or payment arrangement as a result of the Transactions.

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4.9	Company Authorization

The Company has duly authorized the execution of this Agreement.

4.10	Bank Accounts

The Company had not less than an aggregate of $30,000.00 in its bank accounts as of the Effective Date.

4.11	Payroll

The Parent shall be responsible for, and satisfy, any and all payroll obligations incurred by the Company up to the Effective Date.

4.12	Accounts Payable

The Parent shall be responsible for, and satisfy, any and all accounts payable obligations incurred by the Company up to the Effective Date.

4.13	Company Expenses

The Parent shall be responsible for, and satisfy, any and all expenses incurred by the Company up to the Effective Date.

4.14	Company Preferred Stock

As of the Effective Date, the Company has no shares of any class or series of preferred stock issued and outstanding.

5.	REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER

The Acquirer hereby represents and warrants to the Parent, as of the Effective Date or at such time as is otherwise specified in this Section 5, as follows:

5.1	Authority and Capacity; Binding Obligation

5.1.1	The execution, delivery and performance by the Acquirer of this Agreement and all other documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Acquirer of the transactions contemplated hereby and thereby, have been duly authorized by the Acquirer (with such authorization in full force and effect), and do not and will not conflict with, or result in any breach of, or constitute a default under, any agreement to which the Acquirer is a party or by which the Acquirer is bound, except to the extent that such conflict, breach or default would not prevent, materially delay or materially impede the ability of the Acquirer to consummate the transactions contemplated by this Agreement. Execution by the Acquirer of this Agreement and consummation of the transaction contemplated hereby will not conflict with or violate any provision of its Formation Documents or Bylaws.

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5.1.2	No other action is necessary for the Acquirer to enter into this Agreement and any other documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby.

5.1.3	This Agreement constitutes a legal, valid and binding obligation of the Acquirer, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and subject to the effects of general equitable principles.

5.2	Consents and Approvals

No approval, consent, authorization or permit of any governmental entity or of a third party, and no expiration or termination of any mandatory waiting period by a governmental entity, is required for the Acquirer to execute, deliver and perform this Agreement and the transactions contemplated hereby.

5.3	No Knowledge of the Parent's Breach

As of the Effective Date, the Acquirer has no knowledge of any breach by the Parent of any representation or warranty of the Parent or of any other condition or circumstance that would excuse the Acquirer from its timely performance of its obligations hereunder. The Acquirer shall promptly notify the Parent if any such information comes to the Acquirer’s attention prior to the Closing.

5.4	No Registration; Rule 144

The Acquirer understands that the Control Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act. The Acquirer understands that the Control Shares must be held indefinitely unless such Control Shares are registered under the Securities Act or an exemption from registration is available. The Acquirer acknowledges that the Acquirer is familiar with Rule 144, of the rules and regulations of the Securities and Exchange Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Acquirer understands that to the extent that Rule 144 is not available, the Acquirer will be unable to sell any Control Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

5.5	No Public Market

The Acquirer understands and acknowledges that no public market now exists for the Control Shares and that there are no assurances that a public market will ever exist for the Control Shares.

5.6	Investment Experienc

The Acquirer represents that it has substantial experience in evaluating and investing in private transactions of securities in companies similar to the Company and acknowledges that the Acquirer can protect its own interests. The Acquirer has such knowledge and experience in financial and business matters so that the Acquirer is capable of evaluating the merits and risks of its acquisition of the Control Shares. The Acquirer is intimately aware of the current business and operations of the Company.

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5.7	Status of Acquirer

The Acquirer is an “accredited investor” as defined in Regulation D. The Acquirer is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended and the Acquirer is not a broker-dealer, nor an affiliate of a broker-dealer.

5.8	Acquisition for Investment

The Acquirer is acquiring the Control Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. The Acquirer does not have a present intention to sell the Control Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Control Shares to or through any person or entity.

5.9	No General Solicitation

The Acquirer acknowledges that the Control Shares were not offered to the Acquirer by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Acquirer was invited by any of the foregoing means of communications.

6.	ADDITIONAL UNDERTAKINGS AND COVENANTS

6.1	Mutual Covenants

6.1.1	News Releases; Public Announcements. Each Party shall have the right to issue or approve any news release or other public announcement disclosing the existence of this Agreement or concerning the transactions contemplated hereby, subject to the prior written approval of the other Parties (which approval shall not be unreasonably withheld or delayed), it being understood that, if such a release or other announcement is required in order to comply with securities laws, or the rules or requirements of any relevant stock exchange or other regulatory body, no prior approval of any other Party shall be required and the disclosing Party shall only inform the other Parties before issuing or approving a news release or other public announcement; provided, however, in such instance, such news release or other public announcement must be provided to the other Party for their review prior to release.

6.1.2	Further Actions. Up through and following the Closing, each of the Parties shall execute, deliver and file, or cause to be executed, delivered and filed, such documents and other papers, and take such further action as may be reasonably required to carry out the provisions of this Agreement and to make effective the transactions contemplated by this Agreement.

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6.2	Acquirer Covenants

6.2.1	Directors and Officers Indemnification. As of the Effective Date, the Acquirer shall cause the Company to fulfill and honor in all respects the obligations of the Company pursuant to (i) any indemnification agreements between the Company and any manager or officer of the Company, or any manager or officer of the Company who has served in such capacity for the Company at any time prior to the Effective Date and (ii) Texas law.

6.2.2	Access to Records after Effective Date. For six (6) years after the Effective Date, the Parent and its representatives shall have reasonable access to all of the documents, books and records of the Company to the extent that such access may reasonably be required by the Parent in connection with matters relating to or affected by the business, operations or assets of the Company prior to the Effective Date. If the Company shall desire to dispose of any of such documents, books and records, the Company shall, prior to such disposition, give the Parent a reasonable opportunity, at Parent’s expense, to segregate and remove such documents, books and records as Parent may select. The Company may dispose of any such documents, books and records after a period of six (6) years following the Effective Date, without further notice to the Parent, unless such documents, books and records are relevant to any then pending Claim against or by the Parent or has been earlier requested by the Parent.

6.2.3	Transfer Taxes. The Acquirer shall bear and be responsible for all transfer, documentary, stamp and similar Taxes, if any, incurred in connection with the exchange of the Control Shares hereunder.

7.	ADDITIONAL CLOSING ITEMS

7.1	Deliveries by the Parent

In addition to the items set forth in Section 3, at the Closing, the Parent shall deliver, or shall cause to be delivered, to the Acquirer each of the following:

7.1.1	a certificate of the Secretary of the Parent certifying that this Agreement and the transactions contemplated hereby have been duly authorized by the Parent; and

7.1.2	the written resignations of those individuals of the Company set forth on Schedule 7.1 attached hereto.

8.	SURVIVAL

The representations and warranties contained in Section 4 and Section 5 shall survive for a period of twelve (12) months after the Effective Date solely for the purposes of this Section 8. The covenants of the Parties shall not survive the Effective Date, except to the extent such covenants by their terms contemplate or may involve actions to be taken or obligations in effect after the Effective Date, which covenants shall survive in accordance with their terms.

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9.	TERMINATION

9.1	Termination

This Agreement may be terminated at any time before the Closing Date by the mutual written consent of the Parties.

9.2	Effect of Termination

In the event this Agreement is terminated as provided in this Section 9, this Agreement shall forthwith become wholly void ab initio and of no effect, and the Parties shall be released from all future obligations hereunder.

10.	INDEMNIFICATION.

10.1	Indemnification by the Parent

From and at all times after the date of this Agreement, the Parent shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Company each director, officer, employee, attorney, affiliate, shareholder and agent of the Company against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney’s fees, costs and expenses) incurred by or asserted against any of the aforementioned indemnified parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person against the Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise arising from any actions by the Company during which the Parent owned the Control Shares.

10.2	Indemnification by the Company

From and at all times after the date of this Agreement, the Company shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Parent each director, officer, employee, attorney, affiliate, shareholder and agent of the Parent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney’s fees, costs and expenses) incurred by or asserted against any of the aforementioned indemnified parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person against the Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise arising from any actions by the Company after the Effective Date hereof.

11.	MISCELLANEOUS

11.1	Notices

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All notices, demands, requests and other communications to any Party hereunder must be in writing and shall be deemed to have been given: (i) on the date of personal delivery; or (ii) if sent by facsimile to the numbers shown below and followed with a telephonic confirmation or copy sent by first class mail, on the date of such facsimile transmission; or (iii) when properly deposited for delivery by commercial overnight delivery service, prepaid, on the date that is five (5) calendar days after the date set forth in the records of such delivery service; and shall be addressed as follows:

if to the Parent:

Texas Gulf Energy, Incorporated

1602 Old Underwood Road

LaPorte, Texas 77571

Fax: (713) 586-6678

Attention: Craig Crawford

with a copy (which shall not constitute notice) to:

K&L Gates LLP

200 S. Biscayne Blvd, 39th Floor

Miami, FL 33131

Facsimile: (305) 358-7095

Attention: Clayton E. Parker, Esq.

if to the Acquirer:

Corporate Strategies, LLC

123 No. Post Oak Lane

Suite 440

Houston, Texas 77024

Attention: Timothy J. Connolly

with a copy (which shall not constitute notice) to:

____________________________

____________________________

____________________________

____________________________

____________________________

if to the Company:

Texas Gulf Oil & Gas, Inc.

123 No. Post Oak Lane

Suite 440

Houston, Texas 77024

Each Party may designate by notice in writing a new address to which any notice, demand, request or other communication may thereafter be so given, served or sent. Each notice, demand, request, or other communication which shall be delivered in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee.

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11.2	Amendment; Waivers

11.2.1	Any provision of this Agreement may be amended if such amendment is in writing and signed by each of the Parties. Any provision of this Agreement may be waived if such waiver is in writing and signed by the Party against whom enforcement of the waiver is sought, and such writing expressly references the provisions of this Agreement that are waived and is delivered in accordance with the notice provisions of Section 11.1.

11.2.2	No failure or delay by either Party or the Company in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.3	Successors and Assigns

Except as set forth herein, no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties to this Agreement. Any purported assignment in violation of this Section 11.3 shall be void. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

11.4	Schedules; Exhibits

All Schedules and Exhibits to this Agreement and all terms and conditions contained therein will be construed with, and as integral parts of, this Agreement to the same extent as if they were set forth verbatim herein.

11.5	Entire Agreement

This Agreement, along with any other documents referred to herein furnished pursuant hereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, commitments, understandings and negotiations, both written and oral, among the Parties with respect to the subject matter hereof. Nothing in this Agreement is intended to confer upon any person other than the Parties (and their successors and permitted assigns) any rights or remedies hereunder.

11.6	Governing Law

This Agreement, the rights and obligations of the Parties, and any Claims or disputes relating thereto, shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the choice of law provisions thereof. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS IN AND FOR HARRIS COUNTY, TEXAS, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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11.7	Counterparts; Effectiveness

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.8	Table of Contents; Captions; Interpretations

The Table of Contents and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. When reference is made in this Agreement to Sections, Subsections, Schedules or Exhibits, such reference is to a Section, Subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include” and “including” when used herein are deemed in each case to be followed by the words “without limitation”. The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section, subsection or Article.

11.9	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent any provision of this Agreement is determined to be prohibited or unenforceable in any jurisdiction, the Parties agree to use reasonable efforts, and agree to cause their respective Affiliates, as the case may be, to use reasonable efforts, to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited or unenforceable provision.

11.10	Specific Performance

The Parties agree that irreparable damage would occur if any provision of this Agreement which is required to be performed up to and through the Closing were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance with respect to such provision in addition to any other remedies at law or in equity.

11.11	Expenses

Except as otherwise provided in this Agreement, all costs and expenses, including legal and accounting fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

11.12	No Brokers

Each of the Parties represents and warrants to the other Parties that such Party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement, and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders’ fees or commissions, with respect to the transactions contemplated by this Agreement. Each of the Parties agrees to indemnify, defend and hold harmless the other Party (or, if applicable, the Company) from and against any and all Claims asserted against such Party (or, if applicable, the Company) for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying Party.

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11.13	Limitation on Benefits

Except as otherwise expressly provided in this Agreement, the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

11.14	Binding Effect

Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, heirs, executors, administrators, legal representatives and assigns.

11.15	Representation by Counsel

Each of the Parties acknowledges that it has been represented by its own counsel with respect to the negotiation and execution of this Agreement and in connection with the transactions contemplated hereby and that K&L Gates LLP has solely represented the Parent hereunder.

11.16	Counsel Waiver

The Acquirer and the Company agree to provide a conflict of interest waiver, if necessary, to the law firm of K&L Gates LLP to permit such firm to represent the Parent with respect to any dispute among the parties.

** SIGNATURE PAGE FOLLOWS **

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

ACQUIRER:

CORPORATE STRATEGIES, LLC

By:
Name:
Title:

PARENT:

TEXAS GULF ENERGY, INCORPORATED

By:
Name:
Title:

COMPANY:

TEXAS GULF OIL & GAS, INC.

By:
Name:
Title:

As to Section 3.3.4:

CONNOLLY

Timothy J. Connolly

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EXHIBIT A - DEFINITIONS

Definitions

"Acquirer" has the meaning set forth in the preamble to this Agreement.

“Acquirer Shares” has the meaning set forth in Section 3.1.2.

"Affiliate" means: (i) with respect to a Person, any member of such Person’s family; (ii) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (iii) with respect to a Person or entity, any Person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person or entity.

"Agreement" has the meaning set forth in the preamble to this Agreement.

"Asset" means an asset which is used, held for use or necessary for the operation of the business.

"Business Day" means any day other than a Saturday, Sunday or a public bank holiday in the City of New York, excluding the period running from Christmas Day to New Year’s Day, inclusive.

"Bylaws" means, for any entity, the bylaws or limited liability company operating agreement, or equivalent document, as applicable.

"Claim" means any demand, claim, action or cause of action, including interest, penalties and attorneys’ fees and disbursements.

"Closing" means the consummation of the exchange of the Control Shares and Parent Common Stock pursuant to the deliveries required by Section 3 and Section 7.

"Closing Date" has the meaning set forth in Section 3.2.

"Company" means Texas Gulf Oil & Gas, Inc.

“Connolly” has the meaning set forth in Section 3.3.4.

"Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

"Control Shares" has the meaning set forth in the Recitals.

“Employment Agreement” has the meaning set forth in Section 3.3.4.

“Employment Payment” has the meaning set forth in Section 3.3.4.

"Encumbrance" means any mortgage, lien, pledge, encumbrance, or security interest.

"Exhibit" means an exhibit attached to the Agreement.

A-1

"Formation Document" means, for any entity, the certificate of incorporation, the articles of incorporation, or certificate of formation, or equivalent document, as applicable.

"Knowledge" means, with respect to the Parent, the actual knowledge of David Mathews or Craig Crawford.

"Law" means any statute, law, ordinance, rule, regulation, judgment and decree applicable to the specified Person or entity and to the business and Assets thereof.

"Parent" has the meaning set forth in the preamble to this Agreement.

“Parent Common Stock” has the meaning set forth in the preamble to this Agreement.

"Party" and "Parties" have the meaning set forth in the preamble to this Agreement.

"Person" means an association, a corporation, an individual, a partnership, a limited liability company, a limited liability partnership, a trust or any other entity or organization, including a Governmental Entity.

“Releases” has the meaning set forth in Section 3.3.4.

"Schedule" means a schedule attached to this Agreement.

"Section" means a section (or a subsection) of the Agreement.

"Transactions" has the meaning set forth in Section 4.8.1.

A-2

SCHEDULES

SCHEDULE 7.1- RESIGNING OFFICERS AND DIRECTORS OF THE COMPANY

David Mathews, from all official and director positions

Craig Crawford, from all official and director positions

Schedules-1